UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2008

Protalix BioTherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

000-27836 (Commission File Number)	65-0643773 (IRS Employer Identification No.)

Snunit Street Science Park POB 455 Carmiel, Israel (Address of principal executive offices)	20100 (Zip Code)

Registrant’s telephone number, including area code: +972-4-988-9488

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On January 13, 2008, Protalix BioTherapeutics, Inc. (the “Company”) entered into a lease agreement (the “Lease Agreement”) with Engel Science Parks (99) Ltd. The Lease Agreement provides the Company with approximately three times its current manufacturing space in its existing manufacturing and research facility located in Carmiel, Israel. The base rent for the additional space is approximately $300,000 per year, subject to monthly adjustments for increases in the Israeli Consumer Price Index. The term of the Lease Agreement is 7.5 years with three options exercisable by the Company to extend the term, each for a five-year period, for an aggregate of 15 additional years. Upon the exercise of each option to extend the term of the Lease Agreement, if any, the then current base rent shall be increased by 10%.

This summary of the Lease Agreement is not complete and is qualified by reference to the entire agreement, a copy of which will be filed with the Securities and Exchange Commission.

Item 8.01. Other Events

On January 14, 2008, the Company issued a press release announcing the Lease Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits
99.1	Press release dated January 14, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTALIX BIOTHERAPEUTICS, INC.
Date: January 17, 2008	By:	/s/ David Aviezer
	Name:	David Aviezer, Ph.D.
	Title:	President and Chief Executive Officer